Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Erin Pagán
407-613-3327	407-613-3771
RLafleur@hgvc.com	EPagan@hgvc.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Second-Quarter 2017 Results

ORLANDO, Fla. (Aug. 2, 2017) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or the “Company”) today reported its second-quarter and six-months 2017 results. Highlights include:

•	EPS was $0.51 for the second quarter, a 6.3 percent increase from the same period in 2016.

•	Net income for the second quarter was $51 million, an 8.5 percent increase from the same period in 2016.

•	Adjusted EBITDA for the second quarter increased 2.9 percent from the same period in 2016 to $106 million.

•	Contract sales for the second quarter increased 11.0 percent from the same period in 2016.

•	Net Owner Growth (NOG) for the 12 months ending June 30, 2017, was 7.2 percent.

•	Subsequent to the second quarter, the Company entered into a joint venture agreement with affiliates of Blackstone Real Estate Partners VIII L.P. to purchase Elara, a Hilton Grand Vacations Club, located in Las Vegas.

Overview

For the three months ended June 30, 2017, EPS was $0.51 compared to $0.48 for the three months ended June 30, 2016. Net income was $51 million for the three months ended June 30, 2017, compared to $47 million for the three months ended June 30, 2016, and adjusted EBITDA was $106 million for the three months ended June 30, 2017, compared to $103 million for the three months ended June 30, 2016.

“During the second quarter, we reported increased contract sales and strong net owner growth (NOG), while executing against our five strategic priorities,” says Mark Wang, president and CEO of Hilton Grand Vacations. “More recently, we announced a joint venture with Blackstone to acquire Elara, a Hilton Grand Vacations Club, located in Las Vegas. This opportunistic business venture allows us to remain capital efficient, while honoring our commitment toward enhancing member experiences. Collectively, we believe these achievements position us to continue unlocking new profit streams and maximizing shareholder value.”

Segment Highlights – Second Quarter

Real Estate Sales and Financing

Real estate sales and financing segment revenue was $323 million in the second quarter of 2017, an increase of 17.0 percent compared to the same period in 2016. Real estate and financing segment adjusted EBITDA was $99 million in the second quarter of 2017, compared to $84 million in the same period in 2016. Real estate and financing segment adjusted EBITDA margin as a percentage of real estate and financing segment revenues was 30.7 percent in the second quarter of 2017 compared to 30.4 percent for the same period in 2016.

Contract sales were $323 million in the second quarter of 2017, an increase of 11.0 percent compared to the same period in 2016. Fee-for-service contract sales represented 51.4 percent of total contract sales in the second quarter of 2017, compared to 58.8 percent in the same period in 2016. Tours increased 9.5 percent to 87,114 in the second quarter compared to the same period in 2016. VPG for the second quarter of 2017 was $3,503, an increase of 1.6 percent compared to the same period in 2016.

Financing revenues were $36 million in the second quarter of 2017, an increase of 5.9 percent compared to the same period in 2016.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 745 for the six months ended June 30, 2017, compared to 742 for the six months ended June 30, 2016. For the six months ended June 30, 2017, 66.0 percent of HGV’s sales were to customers who financed part of their purchase.

As of June 30, 2017, gross timeshare financing receivables were $1.2 billion with a weighted average interest rate of 12.0 percent and a weighted average remaining term of 7.6 years. As of June 30, 2017, 2.1 percent of HGV’s financing receivables were over 30 days past due and not in default.

Resort Operations and Club Management

Resort operations and club management segment revenue was $92 million in the second quarter of 2017, an increase of 3.4 percent compared to the same period in 2016. Resort operations and club management segment adjusted EBITDA was $52 million in the second quarter of 2017, compared to $51 million in the same period in 2016. Resort operations and club management segment adjusted EBITDA margin as a percentage of resort operations and club management segment revenues was 56.5 percent in the second quarter of 2017, compared to 57.3 percent for the same period in 2016.

Inventory

At June 30, 2017, the estimated contract sales value of HGV’s pipeline of available inventory was approximately $6.1 billion at current pricing, or approximately 5.1 years of sales at the current trailing 12-month sales pace. At June 30, 2017, the estimated contract sales value of HGV’s pipeline of available owned inventory was approximately $3.1 billion or approximately 2.6 years of sales. At June 30, 2017, the estimated contract sales value of HGV’s pipeline of available fee-for-service inventory was approximately $3.0 billion or approximately 2.5 years of sales.

Of the current pipeline of available inventory, 39.0 percent is considered just-in-time and 49.0 percent is considered fee-for-service. As such, the Company considers 88.0 percent of the pipeline of available inventory as of June 30, 2017, to be from capital-efficient sources.

Balance Sheet and Liquidity

As of June 30, 2017, HGV had $486 million of corporate debt with a weighted average interest rate of 5.1 percent and $645 million of non-recourse debt outstanding with a weighted average interest rate of 2.4 percent.

Total cash was $253 million as of June 30, 2017, including $62 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities, less non-inventory capital spending, was $156 million for the six months ending June 30, 2017, compared to $74 million for the six months ending June 30, 2016.

Outlook

Full-Year 2017

•	Net income is projected to be between $180 million and $198 million.

•	EPS is projected to be between $1.80 and $1.98.

•	Adjusted EBITDA is projected to be between $380 million and $410 million.

•	Full-year contract sales are expected to increase between 6.5 percent and 8.5 percent.

•	Fee-for-service contract sales are expected to be between 52 percent and 57 percent of full-year contract sales.

•	Free cash flow is projected to be between $180 million and $200 million.

Transactions and Other Events

On May 25, 2017, The Blackstone Group L.P. filed a Registration Statement on Form S-1 and registered 15,008,689 shares of HGV’s common stock held by them. On June 14, 2017, Blackstone entered into an underwriting agreement with J.P. Morgan Securities LLC pursuant to which J.P. Morgan Securities LLC agreed to purchase from Blackstone, 9,650,000 shares of HGV’s common stock at a price of $35.40 per share. The sale was completed on June 20, 2017, and HGV did not receive any proceeds from the sale. As of June 30, 2017, Blackstone holds approximately 5.4 percent of the outstanding shares of HGV’s common stock.

Subsequent to the end of the second quarter, HGV entered into a joint venture agreement with affiliates of Blackstone Real Estate Partners VIII, L.P. to purchase Elara, a Hilton Grand Vacations Club. Elara, located in Las Vegas, is one of the world’s largest timeshare resorts. HGV invested approximately $40 million for a 25 percent stake in the joint venture. The joint venture will be accounted for under the equity method of accounting and will be considered an unconsolidated entity as HGV is not the primary beneficiary. HGV will continue to market, sell and manage the resort under existing fee-for-service agreements. The Elara joint venture is expected to contribute approximately $5 million of adjusted EBITDA to HGV in the second half of 2017.

Conference Call

Hilton Grand Vacations will host a conference call on Aug. 3, 2017, at 11 a.m. (EDT) to discuss second-quarter and six-months ended 2017 results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/ events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-866-490-1886 in the U.S. or 1-719-785-1747 internationally. Please use conference ID # 5231524. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or 1-719-457-0820 and use conference ID # 5231524.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the timeshare industry, macroeconomic factors beyond our control, competition for timeshare sales, risks related to doing business with third-party developers, performance of our information technology systems, risks of doing business outside of the U.S. and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Securities and Exchange Commission (“SEC”), as such disclosures may be updated from time to time in our periodic filings with the SEC. These documents are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These disclosures should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, adjusted EBITDA margins and Free Cash Flow. Please see the schedules in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 275,000 Club Members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and cash equivalents	$191	$48
Restricted cash	62	103
Accounts receivable, net	123	123
Timeshare financing receivables, net	1,034	1,025
Inventory	492	513
Property and equipment, net	255	256
Intangible assets, net	71	70
Other assets	59	42

TOTAL ASSETS	$2,287	$2,180

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$265	$231
Advanced deposits	100	103
Debt	486	490
Non-recourse debt	645	694
Deferred revenues	128	106
Deferred income tax liabilities	380	389

Total liabilities	2,004	2,013
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 99,082,128 issued and outstanding as of June 30, 2017 and 98,802,597 issued and outstanding as of December 31, 2016	1	1
Additional paid-in capital	153	138
Accumulated retained earnings	129	28

Total equity	283	167

TOTAL LIABILITIES AND EQUITY	$2,287	$2,180

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Sales of VOIs, net	$143	$114	$261	$229
Sales, marketing, brand and other fees	144	128	274	246
Financing	36	34	71	66
Resort and club management	35	34	71	65
Rental and ancillary services	47	49	93	94
Cost reimbursements	34	32	68	61

Total revenues	439	391	838	761

Expenses
Cost of VOI sales	34	28	67	66
Sales and marketing	169	151	321	286
Financing	11	8	21	16
Resort and club management	10	8	20	16
Rental and ancillary services	31	30	58	56
General and administrative	29	21	52	37
Depreciation and amortization	7	6	14	11
License fee expense	23	20	43	39
Cost reimbursements	34	32	68	61

Total operating expenses	348	304	664	588
Gain on foreign currency transactions	—	1	—	1
Allocated Parent interest expense	—	(7)	—	(13)
Interest expense	(7)	—	(14)	—
Other loss, net	—	(1)	—	(1)

Income before income taxes	84	80	160	160
Income tax expense	(33)	(33)	(59)	(65)

Net income	$51	$47	$101	$95

Earnings per share:(1)
Basic and diluted	$0.51	$0.48	$1.02	$0.96

(1)	For the three and six months ended June 30, 2016, basic and diluted earnings per share was calculated based on shares distributed to Hilton Grand Vacations’ stockholders on January 3, 2017.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating Activities
Net income	$51	$47	$101	$95
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7	6	14	11
Amortization of deferred financing costs and other	2	1	3	2
Provision for loan losses	16	13	27	23
Other loss, net	—	1	—	1
Gain on foreign currency transactions	—	(1)	—	(1)
Share-based compensation	5	—	8	—
Deferred income taxes	(5)	(4)	1	1
Net changes in assets and liabilities:
Accounts receivables, net	(8)	(20)	—	(28)
Timeshare financing receivables, net	(31)	(18)	(35)	(27)
Inventory	16	7	22	3
Purchase of assets for future conversion to inventory	—	(14)	—	(14)
Other assets	10	5	(19)	(17)
Accounts payable, accrued expenses and other	—	30	36	11
Advanced deposits	(7)	4	(3)	6
Deferred revenues	(14)	(2)	22	20
Other	—	(5)	—	—

Net cash provided by operating activities	42	50	177	86

Investing Activities
Capital expenditures for property and equipment	(7)	(5)	(15)	(14)
Software capitalization costs	(4)	(2)	(6)	(3)

Net cash used in investing activities	(11)	(7)	(21)	(17)

Financing Activities
Issuance of non-recourse debt	—	—	350	—
Repayment of non-recourse debt	(51)	(29)	(395)	(58)
Repayment of debt	(2)	—	(5)	—
Debt issuance costs	—	—	(5)	—
Net transfers to Parent	—	(23)	—	(15)
Proceeds from stock option exercises	1	—	1	—

Net cash used in financing activities	(52)	(52)	(54)	(73)

Net increase (decrease) in cash, cash equivalents and restricted	(21)	(9)	102	(4)
Cash, cash equivalents and restricted cash, beginning of period	274	84	151	79

Cash, cash equivalents and restricted cash, end of period	$253	$75	$253	$75

Supplemental Disclosures
Non-cash financing activity
Transfer of inventory (to) from Parent	$—	$(6)	$—	$9
Transfer of property and equipment from Parent	$—	$33	$—	$33

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash Flow from operations (1)	$42	$53	$177	$91
Capital expenditures for property and equipment	(7)	(5)	(15)	(14)
Software capitalization costs	(4)	(2)	(6)	(3)

Free Cash Flow	$31	$46	$156	$74

(1)	For the three and six months ended June 30, 2016, amount includes share-based compensation expense which, prior to the spin-off, was included as a component of financing activities on the condensed consolidated statements of cash flows.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Real estate sales and financing	$323	$276	$606	$542
Resort operations and club management	92	89	180	170

Segment revenues	415	365	786	712
Cost reimbursements	34	32	68	61
Intersegment eliminations	(10)	(6)	(16)	(12)

Total revenues	$439	$391	$838	$761

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Income	$51	$47	$101	$95
Interest expense	7	—	14	—
Allocated Parent interest expense	—	7	—	13
Income tax expense	33	33	59	65
Depreciation and amortization	7	6	14	11

EBITDA	98	93	188	184
Other loss, net	—	1	—	1
Gain on foreign currency transactions	—	(1)	—	(1)
Share-based compensation expense	5	3	8	5
Other adjustment items (1)	3	7	4	10

Adjusted EBITDA	$106	$103	$200	$199

Adjusted EBITDA:
Real estate sales and financing (2)	$99	$84	$182	$165
Resort operations and club management (2)	52	51	103	97

Segment Adjusted EBITDA	151	135	285	262
Less:
License fee expense	23	20	43	39
General and administrative (3)	22	12	42	24

Adjusted EBITDA	$106	$103	$200	$199

Adjusted EBITDA margin %	24.1%	26.3%	23.9%	26.1%
EBITDA margin %	22.3%	23.8%	22.4%	24.2%

(1)	For the three and six months ended June 30, 2017, amount represents $2 million and $3 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

($ in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Contract sales	$323	$291	$610	$553
Tour flow	87,114	79,557	159,519	150,545
VPG	$3,503	$3,447	$3,609	$3,452
Owned contract sales mix	48.6%	41.2%	44.4%	40.1%
Fee-for-service contract sales mix	51.4%	58.8%	55.6%	59.9%
Sales of VOIs, net	$143	$114	$261	$229
Adjustments:
Fee-for-service sales(1)	166	171	339	331
Loan loss provision	15	13	26	23
Reportability and other(2)	(1)	(7)	(16)	(30)

Contract sales	$323	$291	$610	$553

Sales of VOIs, net	$143	$114	$261	$229
Sales, marketing, brand and other fees	144	128	274	246
Less:
Marketing revenue and other fees	43	28	75	55

Sales revenue	244	214	460	420

Less:
Cost of VOI sales	34	28	67	66
Sales and marketing expense, net(3)	130	124	252	231

Real estate margin	$80	$62	$141	$123

Real estate margin percentage	32.8%	29.0%	30.7%	29.3%

(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)	Includes adjustments for revenue recognition, including percentage-of-completion deferrals and amount in rescission, and sales incentives, as well as adjustments related to granting credit to customers for their existing ownership when upgrading into fee-for-service projects.
(3)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Interest income	$32	$30	$64	$60
Other financing revenue	4	4	7	6

Financing revenue	36	34	71	66

Consumer financing interest expense	6	3	10	6
Other financing expense	5	5	11	10

Financing expense	11	8	21	16

Financing margin	$25	$26	$50	$50

Financing margin percentage	69.4%	76.5%	70.4%	75.8%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

($ in millions, except for Members and Net Owner Growth)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Members			278,368	259,612
Net Owner Growth (NOG) (1)			18,756	19,494
Net Owner Growth % (NOG%)			7.2%	8.1%
Club management revenue	$20	$21	$41	$39
Resort management revenue	15	13	30	26

Resort and club management revenues	35	34	71	65

Club management expense	6	5	11	10
Resort management expense	4	3	9	6

Resort and club management expenses	10	8	20	16

Resort and club management margin	$25	$26	$51	$49

Resort and club management margin percentage	71.4%	76.5%	71.8%	75.4%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Rental revenues	$40	$42	$81	$81
Ancillary services revenues	7	7	12	13

Rental and ancillary services revenues	47	49	93	94

Rental expenses	25	23	48	44
Ancillary services expense	6	7	10	12

Rental and ancillary services expenses	31	30	58	56

Rental and ancillary services margin	$16	$19	$35	$38

Rental and ancillary services margin percentage	34.0%	38.8%	37.6%	40.4%

HILTON GRAND VACATIONS INC.

REAL ESTATE AND FINANCING SEGMENT ADJUSTED EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Sales of VOIs, net	$143	$114	$261	$229
Sales, marketing, brand and other fees	144	128	274	246
Financing	36	34	71	66
HOA services	—	—	—	1

Real estate sales and financing segment revenues	323	276	606	542
Cost of VOI sales	(34)	(28)	(67)	(66)
Sales and marketing	(169)	(151)	(321)	(286)
Financing	(11)	(8)	(21)	(16)
Marketing package sales	(10)	(6)	(16)	(11)
Share-based compensation	—	1	1	2

Real estate sales and financing segment adjusted EBITDA	$99	$84	$182	$165

Real estate sales and financing segment adjusted EBITDA margin	30.7%	30.4%	30.0%	30.4%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB SEGMENT ADJUSTED EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Resort and club management	$35	$34	$71	$65
Rental and ancillary services	47	49	93	94
Marketing package sales	10	6	16	11

Resort and club management segment revenue	92	89	180	170
Resort and club management	(10)	(8)	(20)	(16)
Rental and ancillary services	(31)	(30)	(58)	(56)
HOA services	—	—	—	(1)
Share-based compensation expense	1	—	1	—

Resort and club segment adjusted EBITDA	$52	$51	$103	$97

Resort and club segment adjusted EBITDA margin	56.5%	57.3%	57.2%	57.1%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

($ in millions)

	2017 Low Case	2017 High Case
Contract Sales	6.5%	8.5%
Fee-for-service as % of contract sales	52%	57%
Net Income	$180	$198
Interest expense	26	26
Income tax expense	115	127
Depreciation and amortization	29	29
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1

EBITDA	$351	$381
Add:
Share-based compensation expense	17	17
Other adjustment items	12	12

Adjusted EBITDA	$380	$410

Earnings per share:
Basic and diluted	$1.80	$1.98
Cash flow from operating activities (1)	$245	$260
Non-inventory capex	(65)	(60)

Free Cash Flow	$180	$200

(1)	Includes share-based compensation.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense, a provision for income taxes and depreciation and amortization. During the first quarter of 2017, we revised our definition of EBITDA to exclude the adjustment of interest expense relating to our non-recourse debt as a reconciling item to arrive at net income (loss) in order to conform to the presentation of the timeshare industry following the consummation of the spin-off from Hilton. The revised definition was applied to prior period(s) to conform with current presentation. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;

•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Capital efficiency ratio represents the ratio of cost of VOI sales to VOI inventory spend, including fee-for-service upgrades. HGV considers this to be an important operating measure because capital efficiency allows HGV to reduce inventory investment requirements while continuing to generate growth in revenues and cash flows.

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share based compensation, less non-inventory capital spending.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.